EX-99.906 CERT 10(c)
                                                            --------------------

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and 18 U.S.C. ss.1350, and accompanies the report on Form N-CSR for the period ended May 31, 2003, of Lebenthal Funds, Inc. (the "Company").

Each of the undersigned officers of the Company hereby certify that, to the best of such officer's knowledge:

         (i) the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

         (ii) the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operation of the Company.



Date:  August 5, 2003                                /s/  Alexandra Lebenthal
                                                     ------------------------
                                                     Name:  Alexandra Lebenthal
                                                     Title: Chairman



                                                     /s/  Donna C. McAdam
                                                     --------------------
                                                     Name:  Donna C. McAdam
                                                     Title: Treasurer




A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.